Exhibit 10.1

SHAREHOLDERS AGREEMENT - EXECUTION COPY

SHAREHOLDERS AGREEMENT

AMENDMENT NO. 2 2012

between

Prosensa Holding B.V.

and

All Shareholders of Prosensa Holding B.V.

Dated 16 January 2012

SHAREHOLDERS AGREEMENT - EXECUTION COPY

SHAREHOLDERS AGREEMENT - EXECUTION COPY

7.5	Decision making	27

	Voting at Management Board meetings	27

	Tie in votes	27

	Resolutions without holding a meeting	27

	Further rules and regulations	27

7.6	Approvals by the Supervisory Board	28

7.7	Approvals by the Class AB Meeting, the Class A Meeting, and/or the Class B Meeting	29

7.8	Implementation at subsidiaries	30

8	SUPERVISORY BOARD	30

8.1	Supervisory Board. Members	30

8.2	Nominations and Shareholder voting	32

8.3	Term	32

8.4	Remuneration	32

8.5	Decision making by the Supervisory Board	32

	Meetings	32

	Voting at Supervisory Board meetings	33

	Tie in votes	33

	Notice of meetings	33

	Resolutions outside a meeting	33

	Committees	33

8.6	Information for the benefit of the Supervisory Board	33

9	GENERAL MEETING OF SHAREHOLDERS	34

9.1	General Meeting	34

9.2	Shareholder delegates	34

9.3	Decision making	34

	Voting rights per Share	34

	Resolutions outside a meeting	35

	Shareholder voting	35

9.4	Information rights	35

10	EXIT STRATEGY. REGISTRATION RIGHTS	36

10.1	Exit strategy	36

10.2	Registration Rights	36

11	INCENTIVE PLANS	37

11.1	Incentive Plans	37

11.2	Number of Incentive Shares	37

11.3	Stichting AK Board	38

12	VARIOUS	38

12.1	Giving effect to this Agreement	38

	Undertaking by all Parties	38

SHAREHOLDERS AGREEMENT - EXECUTION COPY

	Undertakings by the Company	38

12.2	Conflict with New Articles	39

12.3	Entire Agreement	39

12.4	Severability	39

12.5	Termination	40

12.6	Consequences of termination. Survival	40

12.7	Notices	40

12.8	Restrictions on announcements	46

12.9	Confidential information	46

	Non-disclosure	46

	Exceptions	47

12.10	Amendments	47

12.11	Conflicts of interests	47

12.12	Assignment	48

12.13	No partnership	48

12.14	Language	48

12.15	Governing law	48

12.16	Dispute resolution	48

12.17	Counterparts	48

SHAREHOLDERS AGREEMENT - EXECUTION COPY

THIS (AMENDMENT TO THE) SHAREHOLDERS AGREEMENT is made on     January 2012 (the “Agreement”)

BETWEEN:

(1)	Prosensa Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Leiden, The Netherlands, with address J.H. Oortweg 21, 2333 CH Leiden, the Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 28076693 (the “Company’’);

(2)	LSP III Omni Investment Coöperatief U.A., a co-operative (coöperatie met uitgesloten aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Amsterdam, The Netherlands with address at Johannes Vermeerplein 9, 1071 DV Amsterdam, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 34259327 (“LSP III Omni”);

(3)	Coöperatief LSP IV U.A., a cooperative with excluded liability for its members, with corporate seat in Amsterdam, the Netherlands and address at: 1071 DV Amsterdam, the Netherlands, Johannes Vermeerplein 9, number Trade Register 34329760 (“LSP IV”), and in that capacity is representing LSP IV;

(4)	ABV IV Holdings N.V., a limited liability company (naamloze vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of Curaçao, with its statutory seat at Curaçao, with address at Landhuis Groot Kwartier, Groot Kwartierweg 12, Curaçao, registered with the Commercial Register of the Curaçao Chamber of Commerce & Industry under file number 83355 (“ABV Holdings NV”);

(5)	MedSciences Prosensa Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Amsterdam, The Netherlands, with address Beethovenstraat 300, 1077 WZ Amsterdam, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 24298136 (“MedSciences BV”);

(6)

Idinvest Partners (formerly named AGF Private Equity), a French company registered in Paris with registered number RCS 414 735 175 and whose registered office is situated at 117 Avenue des Champs-Elysées, 75008 Paris, France (“Idinvest”) acting on behalf of and representing: (i) FCPI Allianz Innovation 8 (former name: FCPI AGF Innovation 8), an investment fund

SHAREHOLDERS AGREEMENT - EXECUTION COPY

(Fonds Commun de Placement dans I’Innovation), formed and existing under the laws of France (“FCPI 8”), (ii) FCPI Capital Croissance 3, an investment fund (Fonds Commun de Placement dans I’Innovation) (“FCPI Croissance”) and (iii) FCPI Objectif Innovation Patrimoine 3, an investment fund (Fonds Commun de Placement dans I’Innovation) (“FCPI Patrimoine”);

(7)	Gimv NV, a limited liability company, organized and existing under the laws of Belgium, having its corporate seat at Karel Oomsstraat 37, 2018 Antwerpen, Belgium, with company number VAT BE 0220.324.117 (“Gimv NV”);

(8)	Adviesbeheer Gimv Life Sciences 2007 NV, a limited liability company, organized and existing under the laws of Belgium, having its corporate seat at Karel Oomsstraat 37, 2018 Antwerpen, Belgium, with company number VAT BE 0887.140.224 (“Adviesbeheer NV”);

(9)	Arriwan Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Roelofarendsveen (municipality of Alkemade), The Netherlands, with address Weper 6, 8431 RH Oosterwolde, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 280832 15 (“Arriwan BV”);

(10)	Cure Duchenne, a non-profit public benefit corporation, incorporated under the laws of California, United States of America, having its registered office address at 3334 East Coast Hwy., #157, Corona del Mar, CA 92625. United States of America (“Cure Duchenne”);

(11)	Charley’s Fund Inc., a not-for-profit organization, organized and existing under the laws of Massachusetts, United States of America, with its registered office at P.O. Box 83, Stockbridge, MA 01230, United States of America (“Charley’s Fund”);

(12)	Dordtwijck I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Wassenaar, The Netherlands, with address Groot Haesebroekseweg 49, 2243 EE Wassenaar, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 27252134 (“Dordtwijck BV”);

(13)	Mrs. Catharine Margarethe van den Brink, residing at Kruislaan 184, 1098 SK Amsterdam, The Netherlands, born on June 18, 1964 (“Brink”);

(14)

Libertatis Ergo Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands., with its corporate seat in Leiden, The Netherlands,

SHAREHOLDERS AGREEMENT - EXECUTION COPY

with address Rijnsburgerweg 10, 2333 AA Leiden, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 28071688 (“Libertatis BV”);

(15)	Mr. Gerardus Johannes Platenburg, residing at Wijngaardenlaan 56, 2252 XR Voorschoten, The Netherlands, born on February 24, 1964 (“Platenburg”);

(16)	Mrs. Elisabeth Maria Hubertina Cecilia van Boom-Husken, residing at Pieter de Hoochlaan 14, 2343 CR Oegstgeest, The Netherlands, born on March 10, 1942 (“Boom”);

(17)	Mr. Peter Frank Ekhart, residing at Niersstraat 61-1, 1078 VJ Amsterdam, The Netherlands, born on July 24, 1966 (“Ekhart”);

(18)	Mr. Charles Jan Peter Maria van Megen, residing at Kruislaan 184, 1098 SK Amsterdam, The Netherlands, born on March 14, 1958 (“Megen”);

(19)	Mr. Daniël Jan Ellens, residing at Kriesbaumen 288, CH 3157, Milken. Switzerland, born on July 31, 1948 (“Ellens”);

(20)	Mr. Herbert Louis Heijneker, residing at 2244 Steiner Street, San Francisco, CA 94115, United States of America, born on January 22, 1944 (“Heijneker”);

(21)	Stichting Administratiekantoor Prosensa Holding, a foundation (stichting) organized and existing under the laws of the Netherlands, with its seat at Leiden, The Netherlands, address Wassenaarseweg 72, 2333 AL Leiden, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 27330683 (“Stichting AK”); and

(22)	New Enterprise Associates 13, L.P., a limited partnership organized and existing under the laws of the Cayman Islands, with registered address c/o Maples Corporate Services, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (“NEA”).

All parties hereinafter collectively and individually referred to as: “Parties” and “Party” respectively. FCPI 8, FCPI Croissance and FCPI Patrimoine are hereinafter collectively also referred to as the “Idinvest Funds”, and the parties under (7) and (8) hereinafter collectively also referred to as the “Gimv Parties”.

WHEREAS:

(A)	The Company and its wholly owned subsidiaries (the “Subsidiaries”) are involved in the development and commercialization of RNA modulating products, in particular in relation to genetic muscular disorders (the “Business”).

SHAREHOLDERS AGREEMENT - EXECUTION COPY

(B)	On the 26 November, 2008, the relevant Parties (among other parties) have executed a subscription agreement (the “2008 Subscription Agreement”) with regard to the Company’s series B financing round (the “Series B Round”), pursuant to which LSP III Omni, ABV Holdings NV, MedSciences BV, the Idinvest Funds and the GIMV Parties have (i) acquired 4.153,845 Class B Shares, at a total issue price of EUR 9,000,000,— (nine million euro) (the “2008 First Installment Shares”), (ii) acquired a further 4,153,845 Class B Shares, at a total issue price of EUR 9,000,000.— (nine million euro) (the “2008 Second InstalIment Shares”).

(C)	Further to the 2008 Subscription Agreement, the relevant Parties and the Company have, among other things, executed on the 8th day of December, 2008, a shareholders agreement setting forth the terms and conditions between them as shareholders of the Company (the “Shareholders”) and the terms and conditions in relation to the operations of the Company (the “2008 Shareholders Agreement”).

(D)	Subsequent to the 2008 Subscription Agreement, the ownership of shares in the Company have changed, pursuant to a sale and transfer of shares by Arriwan to Platenburg on 12 February 2009, the sale and transfer of shares by BioPartner Start-up Ventures C.V. and Mrs. Petra van Kuik-Romeijn, and the issue of shares on 15 October 2009 to MedSciences BV pursuant to the exercise by MedSciences BV of its option right. Furthermore, the 2008 Second Installment Shares have been issued on 18 January 2010.

(E)	On 6 October 2009, the Company has entered into a research, development, collaboration and license agreement with Glaxo Group Limited.

(F)	Pursuant to the development of the Company, including the share transactions and the transaction with Glaxo Group Limited, the relevant Parties have updated and amended the 2008 Shareholders Agreement by the first amendment to the 2008 Shareholders Agreement, executed on 29 June 2010 (the “2010 Shareholders Agreement”).

(G)	On January 2012, the relevant Parties have executed a subscription agreement (the “2012 Subscription Agreement”) with regard to:

(i)	a new issue of class B2 preferred shares, pursuant to which LSP IV, ABV Holdings NV, MedSciences BV, FCPI Croissance, FCPI Patrimoine, the Gimv Parties and NEA have acquired 5,000,004 Class B2 Shares, at a total issue price of EUR 11,500,009.20; and

(ii)	a new issue of class B3 preferred shares, pursuant to which LSP IV, ABV Holdings NV, MedSciences BV, FCPI Croissance, FCPI Patrimoine, the Gimv Parties and NEA intend to acquire 4,107,140 Class B3 Shares, at a total issue price of EUR 11,499,992.

(H)	Pursuant to the 2012 Subscription Agreement, the Parties now wish to hereby update and amend the terms and conditions between them as Shareholders of the Company.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

THEREFOR IT IS HEREBY AGREED AS FOLLOWS:

CHAPTER 1

1	AMENDMENT TO THE 2010 SHAREHOLDERS AGREEMENT

1.1	The Parties hereby agree, confirm and ratify that subject only to this Agreement (including the attachments hereto), the 2010 Shareholders Agreement, including the schedules thereto, shall remain in full force and effect and that any rights and obligations pursuant to the 2010 Shareholders Agreement shall remain unaffected, subject only to the amendments expressly contained herein.

1.2	The following provisions and schedules of the 2010 Shareholders Agreement shall be amended as follows:

•	Schedule 1.1 (Definitions), in order to update it with any amended or new defined terms;

•	Parties, updated to reflect that NEA and LSP IV are new parties to the shareholders agreement;

•	Clause 2.1, in order to reflect the Company’s amended articles of association;

•	Clause 2.2, in order to reflect the current existing and purchase rights;

•	Clause 2.3, in order to reflect the current share ownership on a fully diluted basis and the share ownership after the new issue of Class B2 Shares and Class B3 Shares;

•	Clause 3, in order to reflect the new issue of Class B2 Shares and Class B3 Shares;

•	Clause 4, in order to reflect the use of proceeds of the issue of Class B Shares;

•	Clause 6.2, in order to reflect the permitted transfers regarding the LSP Funds;

•	Clause 6.5, in order to reflect the further details of the drag along right as agreed between the Parties;

•	Clause 7.6, in order to reflect the agreed amendment of the thresholds;

SHAREHOLDERS AGREEMENT - EXECUTION COPY

•	Clause 8, in order to reflect the new composition of the Supervisory Board;

•	Clause 10.1, in order to reflect the exit strategy;

•	Clause 11.2, in order to reflect the current number of Stock Option Shares;

•	Clause 11.3, in order to reflect the new composition of the Stichting AK Board.

CHAPTER II - RESTATED SHAREHOLDERS AGREEMENT

The parties hereby agree, confirm and ratify that the 2010 Shareholders Agreement in which the amendments as referred to in Chapter I have been inserted shall henceforth read as follows:

1	DEFINITIONS AND OTHER RULES OF CONSTRUCTION

1.1	Definitions. In this Agreement, unless the context otherwise requires, the words and expressions shall have the meanings set out in Schedule 1.1.

Documents. References to any document, including this Agreement, are references to that document as amended, supplemented, novated or replaced from time to time.

Recitals. Clauses. Paragraphs and Schedules. References in this Agreement to Recitals, Clauses, Paragraphs and Schedules are to clauses and paragraphs in and recitals and schedules to this Agreement. The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

Headings. Headings are inserted for convenience only and shall not affect the construction of this Agreement.

2	ARTCLES. OWNERSHIP STRUCTURE

2.1	Articles of the Company

The articles of association of the Company as currently in force are set forth in a deed executed on 16 January 2012, before (a substitute of) a civil law notary in Amsterdam, the Netherlands, at De Brauw Blackstone Westboek N.V. (the “New Articles”).

SHAREHOLDERS AGREEMENT - EXECUTION COPY

2.2	Existing subscription and purchase rights.

The Parties acknowledge that, other than the rights and obligations pursuant to the 2012 Subscription Agreement, the following rights to subscribe for or purchase shares in the capital of the Company or depositary receipts thereof exist:

(a)	pursuant to the Company’s employee stock option plans and the 2010 Equity Incentive Plan (the “Incentive Plans”), the Company has a pool of rights to acquire a total of up to 2.241.454 depositary receipts for Common Shares to be issued by the Company (granted and not yet granted rights, including the agreed extension assumed as 500,000 depositary receipts), of which rights to acquire a total of 1,418,232 depositary receipts have been granted to employees but not yet exercised, whilst rights to acquire a total of 823,222 depositary receipts are still available. The Common Shares that may be issued in connection with the Incentive Plans will hereinafter be referred to as the “Incentive Shares”.

(b)	the Supervisory Board shall have the right to have Arriwan BV grant rights to purchase up to 56,250 Common Shares, at a price of EUR 1.82, to members of the scientific advisory board (if and when installed) and members of senior management of the Company. Furthermore, Arriwan BV has granted a call option right to Mrs. J. van Deutekom to purchase a total of 33,750 Common Shares, at a purchase price of EUR 1.82 per Common Share. The above options shall be exercisable on or before October 1, 2016.

2.3	Ownership structure

As per the date hereof and if all Incentive Shares would have been issued, as well as the voting interests, the ownership structure shall be as follows:

[remainder of this page intentionally left blank]

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Shareholder	Common Shares	Class O Shares	Class A Shares	Class B1 Shares	Class B2 Shares	Voting Interest (rounded)
Arriwan BV	784,002					2.96%
MedSciences BV	42,026	470,533	824,175	461,538	108,696	7,21%
Cure Duchenne	337,128					1,27%
Charley’s Fund	196,452					0,74%
Dordtwijck BV	16,335					0,06%
Brink	14,265					0,05%
Libertatis BV	279,720					1,06%
Platenburg	311,898					1,18%
Boom	202,500					0,77%
Ekhart	27,090					0,10%
Megen	3,420					0,01%
Ellens	67,500					0,26%
Heijneker	90,000					0,34%
LSP Funds*	32,491	52,073	3,296,703	1,961,538	478,262	22,0%
ABV Holdings NV	32,491	52,073	3,296,703	1,961,538	478,262	22,0%
Idinvest Funds**	32,491	52,073		1,961,538	315,218	8,93%
Gimv Funds***	32,491	52,073		1,961,538	315,218	8,93%
NEA					3,304,348	12,49%
Stichting AK	564,131					2,11%
Unissued ESOP Shares	1,418,232					5,36%
Unallocated Incentive Shares	573,222					2,16%

Total	5,051,135	678,825	7,417,581	8,307,690	5,000,004	100%

*	LSP Funds: LSP III Omni Investment Coöperatief U.A. and LSP IV
**	Idinvest Funds: FCPI Allianz Innovation 8, FCPI Capital Croissance and FCPI Patrimoine
***	Gimv Funds: Gimv NV and Adviesbeheer NV

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Immediately upon the issue of Class B3 Shares to LSP IV, ABV Holdings NV, MedSciences BV, FCPI Croissance, FCPI Patrimoine, the Gimv Parties and NEA in accordance with the 2012 Subscription Agreement (the “Tranche 2 Issue”) and, assuming that all Incentive Shares have been issued and no shares have been cancelled or converted, the ownership structure shall be as follows:

Shareholder	Common Shares	Class O Shares	Class A Shares	Class B1 Shares	Class B2 Shares	Class B3 Shares	VI
Arriwan BV	784,002						2.54
MedSciences BV	42,026	470,533	824,175	461,538	108,696	89,285	6.48
Cure Duchenne	337,128						1.09
Charley’s Fund	196,452						0.64
Dordtwijck BV	16,335						0.05
Brink	14,265						0.05
Libertatis BV	279,720						0.91
Platenburg	311,898						1.01
Boom	202,500						0.66
Ekhart	27,090						0.09
Megen	3,420						0.01
Ellens	67,500						0.22
Heijneker	90,000						0.29
LSP Funds	32,491	52,073	3,296,703	1,961,538	478,262	392,857	20.17
ABV Holdings NV	32,491	52,073	3,296,703	1,961,538	478,262	392,857	20.17
Idinvest Funds	32,491	52,073		1,961,538	315,218	258,928	8.5
Gimv Funds	32,491	52,073		1,961,538	315,218	258,928	8.5
NEA					3,304,348	2,714,285	19.53
Stichting AK	564,131						1.81
Unissued ESOP Shares	1,418,232						4.6
Unallocated Incentive Shares	823,222						2.67

Total	5,307,885	678,825	7,417,581	8,307,690	5,000,004	4,107,140	100

SHAREHOLDERS AGREEMENT - EXECUTION COPY

As soon as practicable after the execution of the deed of issue of the Class B3 Shares in accordance with the 2012 Subscription Agreement (the “Tranche 2 Completion Date”) or a Tranche 2 Default (as referred to under paragraph 3.1), the Company will attach a chart reflecting the updated ownership structure to this Agreement and inform the Parties thereof.

3	CAPITAL AND SHARES

3.1	Type of shares

In accordance with the New Articles, the Company’s capital is divided into the following types of shares (hereinafter collectively and individually referred to as the “Shares” and the “Share” respectively):

•	ordinary Shares, being the Common Shares;

•	junior preferred Shares, being the Class O Shares;

•	preferred Shares, being the Class A Shares; and

•

senior preferred Shares, being the Class B Shares, sub-divided into the Class B1 Shares, consisting of 8,307,690 shares, Class B2 Shares, consisting of 5,000,004 shares and, as a result of the Tranche 2 Issue, Class B3 Shares, consisting of 4,107,140 shares, each Share with a nominal value of EUR 0.01.

The Class A Shares and the Class B Shares (for the avoidance of doubt, consisting of the Class B1 Shares, the Class B2 Shares and the Class B3 Shares) will jointly also be referred to as the “Class AB Shares” and the Class AB Shares and the Class O Shares will jointly be referred to as the “Preferred Shares”).

3.2	Tranche 2 Default

Pursuant to the 2012 Subscription Agreement, if LSP IV, ABV Holdings NV, MedSciences BV, FCPI Croissance, FCPI Patrimoine, the Gimv Parties or NEA fails to comply with one or more of its “Tranche 2 Completion Obligations”, as described in the 2012 Subscription Agreement (a “Defaulting Investor”), then, in addition to the remedies that the Company and any other Parties may have, the Class B2 Shares of that or those Defaulting Investor(s) shall be converted into Common Shares, in accordance with the terms of the 2012 Subscription Agreement.

3.3	Rights attached to the Shares

Each Share shall entitle its holder to cast one vote.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

The Common Shares and the Preferred Shares shall have the rights as allocated to them in this Agreement and the New Articles.

3.4	Special rights Preferred Shares

3.4.1	Dividend rights

The Preferred Shares shall have the dividend rights as set forth in the New Articles, meaning in summary that:

(i)	each Class B Share will carry an annual non-cumulative profit entitlement of 8% of the amount paid on such Share (nominal value plus share premium attributed to such Share). Said rights attached to the Class B Shares are at all times senior to any rights of the Class A Shares, the Class O Shares, set out below and in the New Articles, and the Common Shares;

(ii)	each Class A Share will carry an annual non-cumulative profit entitlement of 8% of the amount paid on such Shares (nominal value plus share premium attributed to such series). Said rights attached to the Class A Shares are at all times senior to any rights of the Class O Shares, set out below and in the New Articles, and the Common Shares; and

(iii)	each Class O Share will carry an annual non-cumulative profit entitlement of 6% of the amount paid on such Share (nominal value plus share premium). Said rights attached to the Class O Shares and the rights attached to the Common Shares are at all times junior to the rights of the Class B Shares and the Class A Shares as set out above and in the New Articles, but the rights of the Class O Shares are at all times senior to the rights of the Common Shares.

All profits allocated to the Class B Shares, the Class A Shares and the Class O Shares will be credited to separate profit reserves for such Shares, or in case of the Class B Shares, to separate profit reserves for each the Class B1 Shares, the Class B2 Shares and the Class B3 Shares, whilst any and all remaining profits will be credited to the Company’s general profit reserve. Without the approval of the joint meeting of the holders of the Class AB Shares, which shall adopt its resolutions in accordance with Clause 9.3 (the “Class AB Meeting”), no dividends will be paid on the Common Shares or Class O Shares, so long as Class AB Shares are outstanding.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

3.4.2	Liquidation rights Preferred Shares

1.	Class AB Shares Liquidation Rights

Exclusively upon the occurrence of any of the following, events (each a “Liquidation Event”):

(i)	a liquidation or the winding-up of the Company (ontbinding); or

(ii)	a merger or other event pursuant to which the Shareholders will have 50% or less of the total voting power of the surviving or acquiring company; or

(iii)	a sale, lease transaction, transfer or other disposition of all Shares (including pursuant to the exercise of the drag-along right as referred to in Clause 6.5), or of all or substantially all of the Company’s assets or of the Subsidiaries’ assets, including, without limitation, the core intellectual property rights owned, co-owned or controlled by the Company and the Subsidiaries (such as, for example, the intellectual property rights licensed by the Company from Leiden University Medical Center), or the grant to a single third party, in a field of use comprising at least Duchenne Muscular Dystrophy, of an exclusive (sub)license under such core intellectual property rights;

the holders of Class AB Shares (the “AB-Shareholders”) shall be entitled to receive an amount equal to the original issue price (which is the price per Share at which the relevant tranche / installment of Shares, were originally issued, comprising of the formal nominal share capital plus share premium paid per Share, hereinafter the “Original Issue Price”) of the relevant AB Shares, increased by an amount equal to any accrued but unpaid dividends (and which have therefore been allocated to the profit reserve for such class of shares in accordance with the New Articles) on the relevant Class AB Shares until the date of the Liquidation Event in cash or securities (“Class AB Liquidation Proceeds”), for the calculation of which 8% return interim payments (e.g. dividends previously paid and share premium repayments previously made) made by the Company to the AB-Shareholders shall reduce the balance of such accrued but unpaid dividends. For the avoidance of doubt, it is hereby confirmed and agreed that (i) the calculation of the Class AB Liquidation Proceeds shall be separately made for any issue of Class AB Shares, and (ii) upon full receipt of the Class AB Liquidation Proceeds, the AB-Shareholders shall have no further entitlement pursuant to their preferred dividend rights (but shall remain entitled to distributions of Remaining Liquidation Proceeds as provided in subclause 3 below).

In case insufficient proceeds are available to fully pay the Class AB Liquidation Proceeds, the available proceeds shall be paid first to the holders of Class B Shares (the “B-Shareholders”), in preference over the holders of Class A Shares (the “A-Shareholders”), while any amounts available for the holders of a class of Shares, shall be paid to each of them based upon the relative amount actually invested in such class.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

In order to effectuate a Liquidation Event a resolution must be adopted to that effect by the Class AB Meeting.

2.	Class O Liquidation Rights

After full payment of the Class AB Liquidation Proceeds the holders of Class O Shares (the “O-Shareholders”) shall be entitled to receive, in preference over the holders of Common Shares (the “Common-Shareholders”), from the remaining proceeds (if any) an amount equal to the Original Issue Price of the relevant Class O Shares, increased by an amount equal to any accrued but unpaid dividends (and which have therefore been allocated to the profit reserve O in accordance with the New Articles) (“Class O Liquidation Proceeds”), for the calculation of which 6% return interim payments (e.g. dividends previously paid and share premium repayments previously made) made by the Company to the O-Shareholders Shares shall reduce the balance of such accrued but unpaid dividends. For the avoidance of doubt, it is hereby confirmed and agreed that upon full receipt of the Class O Liquidation Proceeds, the O-Shareholders shall have no further entitlement pursuant to their preferred dividend rights (but shall remain entitled to distributions of Remaining Liquidation Proceeds as provided in subclause 3 below).

In case insufficient proceeds are available to fully pay the Class O Liquidation Proceeds, the available proceeds shall be paid to the O-Shareholders pro rata to the amounts that should have been paid if sufficient proceeds would be available.

3.	Remaining Liquidation Proceeds

After full payment of the Class AB Liquidation Proceeds and the Class O Liquidation Proceeds, any remaining amounts thereafter shall be paid to all holders of Shares (whether of Common Shares, Class O Shares, Class A Shares or Class B Shares), in proportion to the number of Shares held, whereby the Preferred Shares shall be taken into account on an as if converted basis (the “Remaining Liquidation Proceeds”).

In case the Liquidation Event is caused by the grant to a single third party, in a field of use comprising at least Duchenne Muscular Dystrophy, of an exclusive (sub)license under the Company’s core intellectual property rights, the Parties shall in exercising the above liquidation rights refrain from causing the Company to distribute cash or otherwise withdraw funds from the Company until such time as such distribution and/or withdrawal will not prevent the Company from performing its obligations under the relevant (sub)license transaction.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

4.	Contingent consideration

In the event of a Liquidation Event if any portion of the consideration payable to the shareholders of the Company is placed into escrow and/or is payable to the shareholders of the Company subject to contingencies, the relevant transaction agreements shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of Shares of the Company in accordance with clauses 1 through 3 of this clause 3.4.2 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (b) any additional consideration which becomes payable to the shareholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of Shares in accordance with clauses 1 through 3 of this clause 3.4.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.4.3	Conversion rights

1.	Conversion events

The issued Preferred Shares (as well as any accrued and unpaid dividends) are convertible into Common Shares only.

Conversion of Preferred Shares shall occur with regard to all the issued Preferred Shares, in the following events:

(i)	the Class AB Meeting has adopted a resolution to convert all (and not fewer then all) of the issued Preferred Shares, it being understood, however, that if such conversion occurs in connection with an intended Liquidation Event of which the proceeds amounts to less than EUR 54,600,000, the prior approval of the meeting of the holders of Class B Shares (the “Class B Meeting”) shall also be required; and

(ii)	immediately prior to the completion of an initial public offering of shares of the Company at an organized or regulated public market (an “IPO”), provided that the aggregate gross proceeds shall amount to at least EUR 30,000,000 and a public offering price per Share of not less than EUR 6.95.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

2.	(Adjustment of) Conversion Rate

The conversion shall take place at a rate (the “Conversion Rate”) calculated by dividing the Original Issue Price of the relevant Preferred Shares by the applicable conversion price (the “Conversion Price”). The applicable Conversion Price shall be equal to the Original Issue Price of the relevant Preferred Shares, subject, however, to an adjustment in the following events after the date hereof:

•	any subdivision (stock split) or combination of Shares;

•	any distribution by the Company of a dividend in Shares to Shareholders;

•	all other events that are similar to the above events; and

•	in relation to the Class AB Shares, in case the Anti-Dilution Protection (set forth in the below paragraph 3.4.4) applies.

3.4.4	Anti-dilution protection AB-Shareholders

The AB-Shareholders shall be protected against dilution of their shareholding in the Company on a broad-based weighted average basis as described below (“Anti-Dilution Protection”), such that in the event the Company issues additional shares or options or securities which are convertible into Shares against a price (the “Dilutive Price”) which is less than the applicable Conversion Price of the relevant Class A and/or Class B Shares issued in the relevant tranche, the Conversion Price shall be reduced to the price resulting from the this broad based weighted average adjustment, it being understood, however, that in case the Anti-Dilution Protection applies to both the Class A Shares and the Class B Shares, first a calculation shall be made in relation to the Class B Shares, and subsequently in relation to the Class A Shares.

The Conversion Price of the Class B Shares (“CPb”) will hence be calculated in accordance with the formula below:

CPb = [(Pb * Qpre) + (Pnew * Qnew)] / (Qpre + Qnew)

where: Pb	= the Original Issue Price of the Class B1 Shares, the Class B2 Shares or the Class B3 Shares, at the case may be

Qpre = the total number of Shares pre money of the new dilutive round, on a fully diluted basis

Pnew = the Dilutive Price (being the subscription price in the new round)

Qnew = the number of Shares issued in the new round al the Dilutive Price

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Subsequently, the Conversion price of the Class A Shares (“CPa”) will hence be calculated in accordance with the formula attached below:

CPa = [(Pa * (Qpre+ Qbplus) + (Pnew * Q new)] / (Qpre + Qbplus + Qnew)

where: Pa = the Original Issue Price of the Class A Shares

Qpre = the total number of Shares pre money of the new dilutive round, on a fully diluted basis

Qbplus = the total number of anti-dilution Class B Shares which will be calculated pursuant to (Pb* original number of Class B Shares / CPb)

- original number of Class B Shares

Pnew = the Dilutive Price (being the subscription price in the new round)

Qnew = the number of Shares issued in the new round at the Dilutive Price

Instead of adjusting the Conversion Price, the relevant AB-Shareholders, at their sole discretion, may cause the Company to issue additional Shares of the same class and, in the event of the issue of Class B Shares, the issue of Class B1 Shares, the issue of Class B2 shares or the issue of Class B3 Shares, as the case may be, as to which the Anti-Dilution Protection applies (with exclusion of any pre-emptive rights of all other shareholders), to the extent that the Company is lawfully able to do so. The issue to the AB-Shareholders shall occur by way of capitalisation of the Company’s share premium account or otherwise in accordance with all applicable laws and in a manner approved by the AB-Shareholders, of such number of additional Shares of the relevant class, creating a similar anti-dilution protection as pursuant to adjustment of the Conversion Price. If the reserves of the Company are not sufficient to fully pay up the additional Shares to which the AB-Shareholders are entitled, all of the Shareholders shall effectuate a transfer of Shares among them in order to achieve the correct percentages of ownership. Furthermore, the Shareholders shall effectuate an amendment of the New Articles to the extent that such amendment should be required in order to create sufficient Shares as needed for the share issue.

If and to the extent the rights of the A-Shareholders and the B-Shareholders cannot be fully awarded, the rights of the B-Shareholders shall be given preference to the rights of the A-Shareholders.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Exemptions.

The Anti-Dilution Protection will not apply in the event of issuance of (i) Common Shares issued or issuable upon conversion of Preferred Shares or issued or issuable to employees, consultants or directors of the Company directly or pursuant to the Incentive Plans that have been approved by the Supervisory Board; (ii) in exceptional cases and subject to prior approval of the Class AB Meeting, Common Shares (and/or options or warrants therefore) issued or issuable to parties that are actual or potential suppliers, distributors or customers, strategic partners investing in connection with a commercial relationship with the Company or providing the Company with loans, credit lines, guarantees of indebtedness or similar transactions; and (iii) Common Shares issued or issuable (a) in a public offering before or in connection with which all outstanding Preferred Shares will be converted to Common Shares or (b) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

Pay-to-play.

In the event of any dilutive issuance of shares up to an aggregate subscription amount of EUR 20,000,000 reflecting an issue price (nominal value and share premium) below EUR 1.82, and therefore below the issue price of both the Class A Shares and the Class B Shares (the “A&B Down Round”), the AB-Shareholders are required to participate in the A&B Down Round (at least in the part reserved to the AB-Shareholders) to the extent of their pro rata equity interest in the Class A Shares and Class B Shares (which for the purpose of this provision, will be considered as one single class). In the event and to the extent that an AB-Shareholder fails to participate in accordance with the previous sentence, the Class A Shares or Class B Shares held by such AB-Shareholder will automatically and proportionally, lose their Anti-Dilution Protection.

In the event of any dilutive issuance of shares up to an aggregate amount of EUR 20,000,000 reflecting an issue price (nominal value and share premium) below P (as defined below), but an issue price per share equal or greater than EUR 1.82 (the “B Down Round”), the B-Shareholders are required to participate in the B Down Round (at least in the part reserved to the B-Shareholders) to the extent of their pro rata equity interest in the Class B Shares. In the event and to the extent that a B-Shareholder fails to participate in accordance with the previous sentence, the Class B Shares held by such B-Shareholder will automatically and proportionally, lose their Anti-Dilution Protection.

P will be calculated in accordance with the formula below:

P = (Qb2* EUR 2.30) + (Qb3 * EUR 2.80) / (Qb2 + Qb3)

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Where:	Qb2 = the number of issued Class B2 Shares; and

Qb3 = the number of issued Class B3 Shares

4	USE OF PROCEEDS. DIVIDEND POLICY

4.1	Use of proceeds

The Company will apply the net proceeds of the issue of Class B Shares exclusively to the development and operation of the Company.

4.2	Dividend policy

The Parties acknowledge that the Company may only distribute profits to the shareholders provided that the Company has distributable reserves available for distribution in accordance with section 2:216 of the Netherlands Civil Code.

Distributions may only be made pursuant to a resolution by the General Meeting, with the prior approval of the Class AB Meeting (in absence of which approval no distributions may be made).

5	ISSUE OF SHARES. PRE-EMPTIVE RIGHTS

5.1	Issue of Shares

Without prejudice to Clause 5.2, the Company shall only issue Shares pursuant to a resolution by the General Meeting adopted with a simple majority of the votes cast in the meeting, provided that such resolution shall require the prior approval of the Class AB Meeting.

5.2	Pre-emptive right

Without prejudice to the Anti-Dilution Protection, upon the issue of new Shares all Shareholders (irrespective of the Class of Shares held by these Shareholders) shall have a pre-emptive right to subscribe for the newly issued Shares in proportion to their respective ownership interest prior to such issue of Shares, subject to article 6 of the New Articles.

In accordance with said article 6 of the New Articles, the following shall apply to the pre-emptive right upon an issue of Shares:

•

in case Shares are being issued under the Incentive Plans, as defined in Clause 11, whether directly to employees, managing directors or supervisory directors of the Company or of group companies or to an entity that shall hold the Shares for such employees, the other Shareholders shall not have any pre-emptive rights;

SHAREHOLDERS AGREEMENT - EXECUTION COPY

•	the eligible employees and the entity holding shares under the Incentive Plans shall not have any pre-emptive rights upon the issue of Shares;

•

in relation to a particular issue of Shares, the pre-emptive rights may be limited or excluded pursuant to a resolution passed in the same manner as the resolution to issue Shares (resolution by the General Meeting adopted with a simple majority of the votes cast in the meeting, provided that such resolution shall require the prior approval of the Class AB Meeting), provided, however, that the pre-emptive rights of the B-Shareholders may only be limited or excluded with the prior approval of the Class B Meeting;

•

if pre-emptive rights may be exercised upon an issue of Shares, the Company shall notify the Shareholders in writing at the address stated by them, of the period during which such right may be exercised, which period – in accordance with Dutch law shall be at least four weeks after the day of sending the notice.

5.3	Restriction/cancellation pre-emptive right

The General Meeting may only restrict or cancel the pre-emptive rights of the Shareholders in accordance with this Agreement and the New Articles.

6	TRANSFER OF SHARES

6.1	Restrictions in general

No Party shall transfer any Shares in a manner inconsistent with this Agreement. A Share transfer is only permitted if the party that acquires the Shares agrees to be bound by this Agreement, and any related agreements referred to herein, if applicable, and agrees to fulfil all obligations of the transferor in that respect, as its own.

6.2	Permitted transfers

Without prejudice to any other rights under this Agreement, any Shareholder may transfer all of its Shares to one of its wholly owned subsidiaries, and any Shareholder may transfer all of its Shares to a (direct or indirect) wholly owned subsidiary of any Shareholder’s ultimate parent company, provided, however, that a Shareholder may not transfer any Shares to (designated holding companies for specific) portfolio companies. If a Shareholder is the personal holding company, all Shares held by such Shareholder or all Shares in such Shareholder may be transferred to another, successive, personal holding company. In addition, Dordtwijck BV is entitled to transfer all of its Shares to its managing director and sole shareholder Mr. J.C.H.L Pauli. In case of a transfer permitted under the previous sentences, the transferring Shareholder shall

SHAREHOLDERS AGREEMENT - EXECUTION COPY

cause the transferee to accede to this Agreement and to assume any and all obligations and liabilities of the transferring Shareholder under this Agreement. The transferring Shareholder shall remain jointly and severally liable with the transferee, provided that at the request of the transferring Shareholder the other Shareholders agree to waive the benefit of said joint and several liability, which waiver shall not be unreasonably withheld if the transferee as a sustainable financial capability at least equal to that of the transferring Shareholder. In addition, each of the AB-Shareholders that is an investment fund or a fund manager, shall be entitled to transfer (some or all of) its Shares to a fund or entity that is under the same (ultimate) management as itself (it being understood that LSP III Omni and LSP IV are under the same (ultimate) management, ABV Holdings NV is under the management of Abingworth Management Ltd and/or Abingworth LLP, FCPI 8, FCPI Croissance and FCPI Patrimoine are each under the management of Idinvest. In case of a transfer permitted under the previous sentence, the transferor shall cause the transferee to accede to this Agreement and to assume any and all obligations and liabilities of the transferring Shareholder under this Agreement (or in case of a partial transfer, a proportionate part of the obligations and liabilities). Upon the accession by the transferee, the transferor shall be released from its liabilities assumed by the transferee. In addition, LSP III Omni and LSP IV are entitled to transfer all of their Shares to a newly incorporated legal entity under the same (ultimate) management as LSP III Omni and LSP IV (and rewind this transfer), provided that (for the avoidance of doubt) LSP III Omni and LSP IV will in all circumstances remain to be treated as separate parties and shareholders for the purpose of Clause 3.4.4 of this Agreement. In order to benefit or continue to benefit from the participation exemption benefits provided by Dutch tax law, each Shareholder (the “Transferor”) shall be permitted to transfer its Shares to a legal person (the “Transferee”) that may or may not be an existing Shareholder, provided that the indirect and beneficial ownership of the relevant Shareholders shall not change. In case of a transfer permitted under the previous sentence, and if the Transferee is not an existing Shareholder, the Transferor shall cause the Transferee and the Transferee shall be required to accede to this Agreement and to assume any and all obligations and liabilities of the Transferor under this Agreement.

In case Shares are transferred in accordance with this Clause 6.2, neither the Right of First Refusal, nor the Tag-along Right nor the Drag-along Right shall apply.

6.3	Right of First Refusal

If at any time a Shareholder (“Proposed Seller”) shall have identified a bona fide third party (“Proposed Purchaser”) who has proposed in writing to purchase and acquire Shares held by the Proposed Seller (“Offered Shares”), the Proposed Seller shall give notice in writing (“Sale Notice”) to the Company and all other Shareholders (the “Offerees”) specifying:

(i)	the name of the Proposed Purchaser;

SHAREHOLDERS AGREEMENT - EXECUTION COPY

(ii)	the number of Offered Shares; and

(iii)	the price and other terms and conditions of the proposed disposal of the Offered Shares to the Proposed Purchaser.

The Sale Notice shall constitute an offer to the Offerees, to purchase the Offered Shares (the “Offer”).

Upon receipt of the Sale Notice, the Offerees in the aggregate shall have the right to purchase all (and not fewer than all) of the Offered Shares at the price and on the other terms and conditions set out in the Sale Notice (the “Right of First Refusal”), by serving a notice to the Proposed Seller, with a copy to the Company and all other Shareholders (“Exercise Notice”). A qualified acceptance of the Offer, or a failure by the Offerees to timely accept the Offer, shall be deemed a rejection of the Offer. The procedure in relation to the Offer is set out below.

Within a period of twenty-one (21) days following the date of receipt of the Sale Notice, each of the AB-Shareholders shall have the first right to purchase the Offered Shares, by serving an Exercise Notice, stating the number of Shares he wishes to purchase. The receipt of an Exercise Notice from an AB-Shareholder shall constitute a binding agreement between the Proposed Seller and the accepting AB-Shareholder, provided, however, that if the AB-Shareholders in the aggregate wish to purchase more than the number of Offered Shares, the Offered Shares shall be allocated first to the accepting B-Shareholders (and among them in proportion to the number of Class B Shares held by them), and only if thereafter any Offered Shares remain such remaining Offered Shares shall be allocated to the accepting A-Shareholders (and among them in proportion to the number of Class A Shares held by them). An accepting AB-Shareholder cannot be allocated more Shares than he wished to purchase in accordance with his Exercise Notice.

If the AB-Shareholders in the aggregate have served Exercise Notices in relation to fewer than all Offered Shares, each AB-Shareholder who has already served an Exercise Notice shall have the right to purchase the Offered Shares for which no Exercise Notices have been received (the “Remaining Shares”) by serving an Exercise Notice within a fourteen (14) days’ period following lapse of the previously mentioned twenty-one (21) days’ period, stating the number of Remaining Shares he wishes to purchase.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

In case the relevant Offerees in the aggregate wish to purchase all Remaining Shares, the receipt of the Exercise Notices shall constitute a binding agreement between the Proposed Seller and each of the accepting Offerees.

If the relevant Offerees in the aggregate wish to purchase more than the number of Remaining Shares, the Remaining Shares shall be allocated among them in proportion to the number of Shares held by them, provided, however, that the Remaining Shares shall be allocated first to the accepting B-Shareholders (and among them in proportion to the number of Class B Shares held by them), and only if thereafter any Remaining Shares remain such Shares shall be allocated to the accepting A-Shareholders (and among them in proportion to the number of Class A Shares held by them), provided always, however, that an accepting Offeree cannot be allocated more Shares than he wished to purchase in accordance with his Exercise Notice.

If pursuant to the above the Offerees in the aggregate have served Exercise Notices in relation to fewer than all Remaining Shares within the fourteen (14) days’ period, each of the Offerees other than the AB-Shareholders shall have the right to purchase the Remaining Shares for which no Exercise Notices from the AB-Shareholders have been received by serving an Exercise Notice within a seven (7) days’ period following lapse of the previously mentioned fourteen (14) days’ period, stating the additional number of Offered Shares he wishes to purchase, provided however, that if the relevant Offerees in the aggregate wish to purchase more than the number of such Remaining Shares, such Remaining Shares shall be allocated among them in proportion to the number of Shares held by them, provided, however, that any Exercise Notices by O-Shareholders shall have priority over those of Common-Shareholders, and provided further that an accepting Offeree cannot be allocated more Shares than he wished to purchase in accordance with his Exercise Notice.

If pursuant to the above, the Offerees have submitted Exercise Notices in relation to all and not fewer than all of the Offered Shares, the transfer of the Offered Shares to the accepting Offerees shall take place no later than twenty-one (21) days from the final date on which acceptance notices may be sent and the requested approval as mentioned in article 13 of the New Articles shall be given by the Class AB Meeting.

If pursuant to the above, the Offerees have not, or not timely, submitted Exercise Notices in relation to all and not fewer than all of the Offered Shares, the Right of First Refusal and all Exercise Notices shall lapse and become void. In such event, the Proposed Seller shall be free to transfer the Offered Shares to the Proposed Purchaser at the price and on the terms and conditions set out in the Sale Notice, subject, however, to the Tag-along Right.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

6.4	Tag-along Right

In the event that a Proposed Seller, with due observance of the Right of First Refusal pursuant to which, however, the Offered Shares are not purchased by the Offerees, wishes to transfer the Offered Shares to the Proposed Purchaser, each of the holders of Preferred Shares (the “P-Shareholders”) shall have the right to require the Proposed Purchaser to purchase from it a proportionate number of Shares (the ‘‘Tag-along Right”), and the Proposed Seller shall ensure that the Proposed Purchaser shall be prepared to buy a proportionate number of Shares from such P-Shareholders, at the price and on the other terms and conditions set out in the Sale Notice, provided, however, that the P-Shareholders shall have the right to convert any of their Class B Shares, Class A Shares and/or Class O Shares into Common Shares prior to transferring their Shares to the Proposed Purchaser, and provided further that the number of Shares to be sold by the Proposed Seller and each of the P-Shareholders exercising the Tag-along Right shall be proportionate to the equity investment into the Company by each of such Parties. The price and terms and conditions of such sale shall be identical in every respect and no further agreements, arrangements or understandings of any nature (for example “kick-back arrangements”) shall be made between the Proposed Purchaser and the Proposed Seller.

If a P-Shareholder wishes to exercise its Tag-along Right, it shall serve on the Proposed Seller and the Proposed Purchaser a written notice (the “Tag-along Notice”) within ten (10) business days from the date that the Right of First Refusal has been fully observed.

If a P-Shareholder has served an Exercise Notice or has failed to serve its Tag-along Notice within said ten (10) business days’ period, it shall be deemed to have waived its Tag-along Right.

6.5	Drag-along Right

In the event a Proposed Purchaser has been identified who is willing to acquire all Shares from all Shareholders under terms and conditions accepted by a resolution of the Class AB Meeting, the Proposed Seller will have the right (the “Drag Along Right”) to require the remaining Shareholders to sell and transfer their Shares to said Proposed Purchaser under the terms and conditions accepted by the Class AB Meeting, without prejudice, however, to the liquidation rights set forth in Clause 3, and provided that the consideration shall be paid in cash, cash equivalents and/or marketable securities (the “Proposed Sale”).

If the Drag-along Right is exercised, a notice shall be served to the Company (“Drag Along Notice”), specifying the name of the Proposed Purchaser and the

SHAREHOLDERS AGREEMENT - EXECUTION COPY

price and other terms and conditions of the Proposed transaction. The Company shall inform the other Shareholders of the Drag Along Notice and its contents. Consequently, the Proposed Seller shall be entitled to transfer (all but not fewer than all of) the Offered Shares to the Proposed Purchaser at the price and on the other terms and conditions set out in the Drag Along Notice, and the other Shareholders hereby grant power of attorney to the Company in order to simultaneously sell and transfer all their Shares on the same terms and conditions to the Proposed Purchaser.

Notwithstanding the foregoing, a Shareholder will not be required to comply with this Clause 6.5 unless:

(i)	the liability for indemnification, if any, of such Shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Shareholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any of identical representations, warranties and covenants provided by all Shareholders), is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Shareholder in connection with such Proposed Sale;

(ii)	liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Proposed Sale in accordance with the liquidation rights set forth in Clause 3) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder; and

(iii)	upon the consummation of the Proposed Sale, (a) each holder of each class or series of the Company’s Shares will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of Shares.

6.6	Transfer of Shares and New Articles

The Shareholders shall at all times exercise their voting rights with respect to their Shares and shall at all times exercise or waive any other rights under the New Articles in such manner as to give full effect to this Clause 6. Pursuant to

SHAREHOLDERS AGREEMENT - EXECUTION COPY

the foregoing, the AB Shareholders shall apply the transfer restrictions contained in the New Articles (approval by the Class AB Meeting) in a way consistent with and giving effect to this Clause 6.

If, for example, a transfer qualifies as a Permitted Transfer, the Class AB meeting shall approve the transfer to the permitted transferee and the Right of First Refusal, Tag-Along Right and Drag-Along Right are not applicable.

If, for example, the Offerees have not served an Exercise Notice, the Class AB Meeting shall approve the transfer of the Offered Shares to the Proposed Purchaser in accordance with the Sale Notice; if, however, the Offerees have served Exercise Notices in relation to all Offered Shares, the Class AB Meeting shall approve the transfer of the Offered Shares to the Offerees in accordance with the Exercise Notice and at the same time shall resolve not to approve the sale to the Proposed Purchaser and shall simultaneously inform the Proposed Seller that the Offered Shares shall be sold and transferred to the Offerees in accordance with the Offer, and the Proposed Seller shall waive any right to have the value of the Offered Shares determined by independent experts.

Any transfer of Shares permitted under this Agreement shall be formalized by means of a notarial transfer deed, in accordance with Dutch law and the New Articles.

6.7	Transfer of shares in personal holding companies

The Parties acknowledge that for the purposes of this Clause 6, the relevant incorporator / shareholder of Arriwan BV or of Dordtwijck BV shall be deemed to be a shareholder of the Company, in such manner that in case any of these persons (the “Indirect Shareholders”) wishes to transfer his or her shares or indirect interest in his/her relevant personal holding company, respectively, each of the other Shareholders may require the relevant direct Shareholder of the Company (the relevant personal holding company) to offer for sale such number of Shares that corresponds to the percentage of the issued share capital of the relevant personal holding company that is being transferred, and provided further that in case more than 50% of the shares in the personal holding company, whether pursuant to one transaction or a series of transactions, shall be held by other persons than the present Indirect Shareholder(s), the relevant direct shareholder shall be under the obligation to offer all his Shares to the other Shareholders.

If for example, Mr. De Boer wishes to transfer 30% of his shares in Arriwan BV, any of the Shareholders may require Arriwan BV to offer

SHAREHOLDERS AGREEMENT - EXECUTION COPY

30% of its Shares for sale to the other Shareholders, provided, however, that in case Mr. De Boer wishes to transfer 51% of his shares in Arriwan BV, Arriwan BV may be required to offer all its Shares for sale.

In addition, the Tag-along Right shall apply mutatis mutandis, such that the relevant purchaser may be required to purchase a pro rata number of Shares from the other Shareholders.

Any offer of Shares pursuant to the above shall occur in accordance with Clause 6.3 (Right of First Refusal).

The Parties acknowledge that in the event of a permitted transfer as described in Clause 6.2, this Clause 6.7 shall not apply; in such case this Clause 6.7 shall apply to the successive personal holding company.

7	MANAGEMENT BOARD

7.1	Management Board. Number of Managing Directors

The management of the Company shall be entrusted with the Management Board consisting of one or more Managing Directors. The Company shall be represented by two Managing Directors acting jointly. The Management Board shall be constituted and regulated in accordance with articles 14 up to and including 21 of the New Articles.

The Parties acknowledge that as per the date hereof, the Management Board shall consist of the following Managing Directors:

•	Mr. Hans Schikan (Chief Executive Officer);

•	Mr. Berndt Modig, (Chief Financial Officer);

•	Mr. Luc Dochez, (Chief Business Officer and Senior Vice-President Business Development); and

•	Mr. Giles Campion, (Chief Medical Officer and Senior Vice-President R&D).

The Company shall have a management team, which shall be responsible for the day-to-day management of the Company. The management team shall consist of the Managing Directors, as well as such other key employees of the Company as designated by Management Board and approved by the Supervisory Board. The management team shall report directly or indirectly to the Chief Executive Officer. Any rules and regulations governing said management team shall be prepared by the Management Board and shall be subject to the prior approval of the Supervisory Board.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

7.2	Appointment of the Managing Directors

The General Meeting, upon a non-binding recommendation by the Supervisory Board as set forth in article 15 of the New Articles, shall appoint the Managing Directors.

7.3	Term

The Managing Directors shall be appointed for an indefinite period, unless the General Meeting resolves otherwise.

7.4	Remuneration

The Supervisory Board shall determine the remuneration of the Managing Directors. The Managing Directors shall be entitled to be paid or reimbursed for their reasonable expenses incurred in the discharge of their duties as Managing Directors, subject to production of all necessary vouchers and receipts.

7.5	Decision making

Voting at Management Board meetings.

At each meeting of the Management Board and in respect of each resolution proposed to the Management Board at a meeting of the Management Board each Managing Director shall have one (1) vote. All resolutions of the Management Board at a meeting of the Management Board shall be passed by an absolute majority of the votes cast, unless this Agreement and/or the New Articles require a greater majority.

Tie in votes.

In the case of an equality of votes at any meeting of the Management Board in relation to a proposal on a matter requiring the absolute majority of the votes, each Managing Director shall be authorized to refer the matter to the Supervisory Board. The relevant proposal shall be deemed adopted in case the Supervisory Board adopts a resolution to that effect.

Resolutions without holding a meeting.

The Management Board may adopt resolutions without holding a meeting of the Management Board, provided that such resolutions shall only be validly passed if the text of the resolution has been signed by all Managing Directors.

Further rules and regulations.

Subject to the prior approval from the Supervisory Board, the Management Board may adopt further rules and regulations as to its decision making process, which rules and regulations may, without limitation, regard the frequency and location of meetings and the notice period.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

7.6	Approvals by the Supervisory Board

Any resolution by the Management Board with respect to the matters described below or any other matters the Supervisory Board deems necessary in its own discretion (the “Supervisory Board Approval Matters”) shall require the approval by the Supervisory Board, in the absence of which approval any such resolution shall be void:

(a)	implementation of an Employee Stock Option Plan and granting any rights thereunder;

(b)	appointment of employees with a yearly base salary in excess of EUR 125,000, or a lower amount determined by the Supervisory Board;

(c)	disposal or acquisition of any securities in the capital of any other company or establishment of any new branch or subsidiary of the Company;

(d)	exercise of voting rights in the shareholders’ meeting of any subsidiary or affiliate, if any;

(e)	conduct of any litigation with a financial interest exceeding EUR 150,000 on behalf of the Company, or a lower amount determined by the Supervisory Board;

(f)	entering into a guarantee or indemnity or otherwise committing the Company for an amount exceeding 100,000, or a lower amount determined by the Supervisory Board (other than in the ordinary course of business);

(g)	provision of any loan or advance or any credit (other than in the ordinary course of business) to any person;

(h)	changing the accounting policies;

(i)	any transaction relating to intellectual property rights owned, co-owned or controlled by the Company and/or any of the Subsidiaries (including without limitation, the intellectual property rights licensed by the Company and/or any of the Subsidiaries from Leiden University Medical Centre);

(j)	any transaction relating to intellectual property rights owned, co-owned or controlled by a third party (including, without limitation, inlicensing);

SHAREHOLDERS AGREEMENT - EXECUTION COPY

(k)	any material modification to the license agreement between the Company and/or any of the Subsidiaries and Leiden University Medical Centre;

(l)	undertaking any such legal acts as will be determined and clearly defined by the Supervisory Board and notified to the Management Board in writing;

(m)	engagement in any new line of business or jurisdiction where the Company is managed and controlled;

(n)	approval of the annual budget and any non-budgeted expenses in excess of EUR 150,000, or a lower amount determined by the Supervisory Board;

(o)	entering into any transactions with related parties;

(p)	entering into any agreements, contracts or arrangements that are not of an at arm’s length nature; and

(q)	establishment of a scientific advisory board and the appointment, dismissal and remuneration of its members.

7.7	Approvals by the Class AB Meeting, the Class A Meeting, and/or the Class B Meeting

Any resolution by the Management Board with respect to the matters described below (the “Class AB Meeting Approval Matters”) shall require the approval by the Class AB Meeting, whether or not such matter is also a Supervisory Board Approval Matter, in the absence of which approval any such resolution shall be void, and without prejudice (to the extent applicable) to the rights of other Shareholders or of the General Meeting:

(a)	issuance of any securities ranking senior to or pari passu with (as to dividend rights, redemption rights, liquidation preference and other rights) or convertible into securities ranking senior to or pari passu with the Class A Shares, including the issuance of subordinated debt;

(b)	declaration and/or payment of any and all dividends by the Company;

(c)	entering into any merger, consolidation, recapitalisation, change of control, or sale of all or substantially all of the assets of the Company;

(d)	undertaking of any filing for bankruptcy or insolvency by or against the Company;

SHAREHOLDERS AGREEMENT - EXECUTION COPY

(e)	increase of the authorised number of Shares;

(f)	engagement in any transaction that constitutes a deemed dividend according to the relevant tax laws;

(g)	the application by the Company to have Shares listed at a stock exchange as well as any actions to prepare for such listing-, and

(h)	the terms and conditions of a purchase by a Proposed Purchaser in the event of a drag-along situation as described in Clause 6.5.

Any amendment to the articles of association/charter/bylaws of the Company or any other action that adversely impacts or is likely to adversely impact the Class A Shares and/or the Class B Shares, including by way of merger, consolidation or otherwise, or any transaction and/or resolution by the Management Board that will or may have an adverse effect on the specific rights of the A-Shareholders and/or the B-Shareholders shall require the approval of the meeting of the holders of Class A Shares (the “Class A Meeting”) (if the Class A Shares are affected) and/or Class B Meeting (if the Class B Shares are affected), it being understood, however, that if a matter is subject to approval of the Class AB Meeting as mentioned under a. up to and including h. above and such approval has been obtained, no approval from the Class A Meeting and/or Class B Meeting, shall additionally be required.

7.8	Implementation at subsidiaries

The Parties shall cause the Company to implement such procedures at the level of the Subsidiaries and any future subsidiaries in such manner that each such company cannot resolve upon any of the Supervisory Board Approval Matters and/or Class AB Meeting Approval Matters without the prior written approval of the Supervisory Board, the Class A Meeting, the Class B Meeting, and Class AB Meeting, respectively, as contemplated by Clauses 7.6 and 7.7.

8	SUPERVISORY BOARD

8.1	Supervisory Board. Members

The Supervisory Board of the Company shall supervise the policies of the Management Board and shall have all such other tasks as assigned to it in this Agreement and/or the New Articles. The Supervisory Board shall be constituted and regulated in accordance with articles 22 up to and including 27 of the New Articles.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

The Supervisory Board shall consist of (up to) eight (8) members, appointed in accordance with the following rules:

•	one (1) member appointed upon the binding nomination of LSP III Omni (unless it holds only Common Shares in the capital of the Company, in which case it shall not have a right of binding nomination);

•

one (1) member appointed upon the binding nomination of ABV Holdings NV (unless it holds only Common Shares in the capital of the Company, in which case it shall not have a right of binding nomination);

•

one (1) member appointed upon the binding nomination of Idinvest Partners (unless it holds only Common Shares in the capital of the Company, in which case it shall not have a right of binding nomination);

•	one (1) member appointed upon the binding nomination of Gimv NV (unless it holds only Common Shares in the capital of the Company, in which case it shall not have a right of binding nomination);

•	one (1) member appointed upon the binding nomination of NEA (unless it holds only Common Shares in the capital of the Company, in which case it shall not have a right of binding nomination); and

•	up to three (3) industry experts, who shall be appointed by the General Meeting upon the binding nomination of the Supervisory Board.

The Parties acknowledge that as per the date hereof the Supervisory Board shall consist of the following persons:

1. Martijn Kleijwegt (nominated by LSP III Omni);

2. Stephen Bunting (nominated by ABV Holdings NV);

3. Rémi Droller (nominated by Idinvest);

4. Jim Van heusden (nominated by Gimv NV);

5. David Mott (nominated by NEA);

6. Daniël Jan Ellens (industry expert);

7. Peter Neville Goodfellow (industry expert); and

8. [industry expert vacancy to be fulfilled]

The Parties acknowledge that as per the date hereof, Mr. Daniël Jan Ellens is the chairman, it being understood, however, that the chairman of the Supervisory Board can be replaced by another industry expert, upon the agreement by the Supervisory Board.

The Supervisory Board shall at its own discretion have the right to invite experts that may attend meetings of the Supervisory Board.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

8.2	Nominations and Shareholder voting

The Shareholders shall at all times exercise their voting rights with respect to their Shares in such a manner that the person nominated in accordance with this Clause (or the first person on the list, in case the nomination consists of more than one person) shall be appointed. Furthermore, the person nominated by a company body shall be suspended and removed by the General Meeting at that company body’s request.

Without prejudice to the relevant Shareholders’ ultimate and own discretion to bindingly recommend a person for appointment in accordance with the above, each of the Parties undertakes to reasonably consult the other Parties prior to making a recommendation in order to reach an agreement on the persons to be appointed.

8.3	Term

The Supervisory Directors will be appointed for a term of (approximately) one year, running from an annual general meeting of shareholders until the next annual general meeting of shareholders. Each Supervisory Director may be re-appointed.

8.4	Remuneration

All Supervisory Directors shall be entitled to be paid or reimbursed for their reasonable expenses incurred in attending meetings of the Supervisory Board, including committee meetings, or otherwise acting for the Company, subject to production of all necessary vouchers and receipts.

The General Meeting shall determine the remuneration of the Supervisory Directors. In principle, said remuneration shall be an equal amount for all members, provided that any deviation from such equal amount shall be approved by the Class AB Meeting.

Each member of the Supervisory Board shall be indemnified by the Company for any claims in accordance with the form of the indemnity agreement attached hereto as Schedule 8.4.

8.5	Decision making by the Supervisory Board

Meetings.

The Supervisory Board shall meet as often as it sees fit but in any case at least once every two months to discuss the affairs of the Company and the performance of the Management Board. The meetings may be held by telephone and videoconference if so agreed by all members of the Supervisory Board.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Voting at Supervisory Board meetings.

At each meeting of the Supervisory Board and in respect of each resolution proposed to the Supervisory Board at a meeting of the Supervisory Board each Supervisory Director shall have one (1) vote. All resolutions of the Supervisory Board at a meeting of the Supervisory Board shall be passed by an absolute majority of the votes cast, unless this Agreement and/or the New Articles require a greater majority.

Tie in votes.

In the case of an equality of votes at any meeting of the Supervisory Board in relation to a proposal on a matter requiring the absolute majority of the votes, each Supervisory Director shall be authorized to refer the matter to and for resolution by the General Meeting.

Notice of meetings.

Unless waived by all of the Supervisory Directors, not less than ten (10) business days’ notice of all meetings of the Supervisory Board shall be given to each Supervisory Director and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. Within no more than ten (10) business days after each such meeting, a copy of the minutes of that meeting shall be delivered to each Supervisory Director.

Resolutions outside a meeting.

The Supervisory Board may adopt resolutions outside a meeting, provided that such resolutions shall only be validly passed if all Supervisory Directors have signed the text of the resolution.

Committees.

The Supervisory Board may install committees from among its members and determine the tasks of each committee, subject, however, to the prior approval of the Class AB Meeting.

8.6	Information for the benefit of the Supervisory Board

The Management Board shall provide members of the Supervisory Board with the following information regarding the Company:

(a)	Notices, agendas and minutes of meetings of the Management Board and the management team, Supervisory Board and the Shareholders Meetings;

SHAREHOLDERS AGREEMENT - EXECUTION COPY

(b)	Quarterly reports (balance sheet, profit and loss statement, cash-flow statements, explanatory notes and a report of the Management Board, including estimates for the remaining part of the current financial year) within thirty (30) days of the end of the respective quarter,

(c)	Annual budgets (no later than thirty (30) days before the end of the current financial year, to be submitted for approval), as well as all such other information as is reasonably requested; and

(d)	All such other information as the Supervisory Baard may reasonably request from time to time.

9	GENERAL MEETING OF SHAREHOLDERS

9.1	General Meeting

The General Meeting shall have all powers that are not specifically assigned to the meeting of Common-Shareholders (the “Common Meeting”), the Class AB Meeting, the Management Board or the Supervisory Board. The General Meeting will be regulated in accordance with articles 33 up to and including 43 of the New Articles.

9.2	Shareholder delegates

Each Shareholder being a legal entity shall give notice to the other Shareholders which natural person or persons shall represent it for purposes of the meetings of the Shareholders.

9.3	Decision making

Voting rights per Share.

Each fully paid up Share will entitle the registered holder thereof to vote on all matters to be decided by the General Meeting. Unless specifically agreed otherwise in this Agreement or in the New Articles, the General Meeting shall adopt its resolutions by a simple majority of the votes cast, in a meeting in which at least 50% of all issued Shares are represented, in case such quorum is not met, a second meeting may be held in which resolutions may be passed on the relevant agenda items, without a quorum being required.

Resolutions to be adopted by the meeting of the holders of a particular class of Shares or a combination of two or more classes of Shares shall be adopted by a majority of at least 60% of the votes cast, in a meeting in which at least 50% of all issued Shares of the relevant class are represented. In case such quorum is not met, a second meeting may he held in which resolutions may be passed on the relevant agenda items, with said 60% majority but without a quorum being required.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Resolutions outside a meeting.

The General Meeting may adopt resolutions outside a meeting if the proposed written resolution is circulated to and approved in writing by all of the Shareholders. Resolutions may be circulated by facsimile. Such resolutions shall constitute a valid and binding resolution of the Shareholders when signed by the last to sign of all the Shareholders.

Shareholder voting.

The Shareholders agree that when called to a vote at the General Meeting they shall vote in accordance with the terms and conditions of this Agreement and to ensure that none of the Parties to this Agreement shall be deprived of its rights pursuant to this Agreement.

9.4	Information rights

As long as an AB-Shareholder (provided that it is not a competitor of the Company or otherwise holds conflicting interests) continues to hold at least 5% of the outstanding share capital, it will be granted access to Company facilities and personnel during normal business hours and with reasonable advance notification.

The Company will deliver to each holder of Preferred Shares:

(i)	audited financial statements within one hundred and twenty (120) days after the end of the calendar year;

(ii)	quarterly financial statements within thirty (30) days after such period, with a report on the progress in the development of the Business, and other information as determined by the Supervisory Board;

(iii)	fifteen (15) days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year; and

(iv)	promptly following the end of each quarter an up-to-date capitalisation table, certified by the Management Board.

The foregoing provisions will terminate upon an IPO.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

10	EXIT STRATEGY. REGISTRATION RIGHTS

10.1	Exit strategy

The object of the Business is to develop a growing and prosperous company, so that the interested Shareholders will be able to dispose of, on favourable terms, in approximately two (2) to four (4) years from January 2012 their interests in the Company and its subsidiaries (the “Exit”). An Exit could, for example, occur by means of: (i) a sale of Shares to a Third Party, or (ii) a public offering of Shares. Furthermore, the Exit may also occur by the Company disposing of its interest in an intermediate holding Company or a public offering of shares in an intermediate holding Company, after which the proceeds received by the Company shall be distributed to the Shareholders. The Parties shall cooperate in order to optimise the proceeds of an Exit, without prejudice, for the avoidance of doubt, to the entitlement of the relevant Shareholders to receive the relevant liquidation proceeds, if the proceeds of the Exit so allow.

10.2	Registration Rights

In the event that the Company consummates a public offering of its Shares at a US stock exchange, the Shareholders will enter into a registration rights agreement pursuant to which the AB-Shareholders will have registration rights including two demand registration rights, unlimited “piggy-back” registration rights, S-3 registration rights, transfer of registration rights, proportionate underwriter cut-backs, and other typical registration rights.

The AB-Shareholders will agree in connection with the public offering, if requested by the managing underwriter, not to sell or transfer any Shares of the Company (excluding shares acquired in or following the public offering) for a period of up to one hundred and eighty (180) days following the public offering provided all managing directors and supervisory directors of the Company and Shareholders holding two and one half of a per cent (2.5%) or more of the issued and outstanding share capital of the Company agree to the same lock-up.

In the event that the Company consummates a public offering of its Shares on a stock exchange outside the US, then the AB-Shareholders will be entitled to registration rights equivalent to the rights and obligations contained in this provision (or as equivalent as possible given differences in applicable laws and regulations).

SHAREHOLDERS AGREEMENT - EXECUTION COPY

11	INCENTIVE PLANS

11.1	Incentive Plans

Pursuant to the Incentive Plans, the Company’s managing directors, supervisory directors, employees, consultants and other eligible persons as described in the Incentive Plans are and may further be granted the right to acquire depositary receipts for Incentive Shares, whereby legal title to the Incentive Shares shall be held by Stichting AK, which shall issue (non-voting) depositary receipts to the managing directors, supervisory directors, and employees.

The Incentive Plans as currently in force consist of the 2007 Employee Stock Option Plan and the 2010 Equity Incentive Plan.

Under said 2010 Equity Incentive Plan, which was adopted at the Company’s 2010 annual general meeting of shareholders (the “2010 AGM”), the Company may also grant the relevant eligible persons with stock appreciation rights. Restricted stock, restricted stock units and other stock based awards. At the 2010 AGM, certain changes have been approved in relation to said 2007 Employee Stock Option Plan, the implementation of which changes is subject to the matters discussed at the 2010 AGM.

11.2	Number of Incentive Shares

Pursuant to the Incentive Plans:

after the Tranche 1 Issue:

(a)	the Company has a pool of rights to acquire a total of up to 1,991,454 depositary receipts for Common Shares to be issued by the Company (granted and not yet granted rights, including the agreed extension with 250,000 depositary receipts), and after the Tranche 2 Issue:

(b)	the Company has a pool of rights to acquire a total of up to 2.241.454 depositary receipts for Common Shares to be issued by the Company (granted and not yet granted rights, including the agreed extension with 250,000 depositary receipts), of which rights to acquire a total of 1,418,232 depositary receipts have been granted to employees but not yet exercised, whilst rights to acquire a total of 823,222 depositary receipts are still available.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

11.3	Stichting AK Board

The board of directors of the Stichting AK shall be appointed by the Supervisory Board and shall comprise of (i) a person appointed upon the nomination of the Common Meeting, (ii) a person appointed upon the nomination of the Class AB Meeting and (iii) a member of the management team. The board of directors may adopt resolutions by a simple majority of the votes cast, which majority shall at least include the board member nominated by the Class AB Meeting.

As per the date hereof, the board of directors of the Stichting AK consists of the following persons:

1. Ruut van Dam (nominated by the Common Meeting);

2. Martijn Kleijwegt (nominated by the Class AB Meeting); and

3. Richard Holslag (management team member).

12	VARIOUS

12.1	Giving effect to this Agreement

Undertaking by all Parties

The Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement to the fullest extent possible under law. The Parties waive, and shall from time to time waive, any rights that they may have, under the New Articles or otherwise, which may be inconsistent with the terms of this Agreement, and to the extent such rights cannot be waived, they shall exercise such rights in a way consistent with and to the fullest extent possible under the law in order to effect to this Agreement.

The Parties undertake, among other things, to do everything within their power, to the fullest extent possible under the law, to procure that the Management Board and the Supervisory Board shall be composed and constituted in accordance with this Agreement, and that the Management Board and the Supervisory Board shall exercise their powers in a manner consistent with the objects, wishes and intentions of the Shareholders as expressed in this Agreement.

Undertakings by the Company

By executing this Agreement, the Company undertakes to the Shareholders that to the fullest extent permitted under law, it shall at all times:

(a)	implement such procedures at the level of all of its Subsidiaries and its future subsidiaries, if any, in such a way that each such company

SHAREHOLDERS AGREEMENT - EXECUTION COPY

cannot resolve upon any of the Supervisory Board Approval Matters and/or Class AB Meeting Approval Matters without the prior written approval of the Supervisory Board and Class AB Meeting, respectively, as contemplated by Clauses 7.6 and 7.7;

(b)	generally act in accordance with the terms of this Agreement, including but not limited to obtaining the required approvals in relation to the Supervisory Board Approval Matters and/or Class AB Meeting Approval Matters; and

(c)	indemnify to the fullest extent possible under law and maintain a D&O insurance (covering at least an amount of EUR two (2) million per occurrence), for all Supervisory Directors, in connection with the performance by them of their tasks as Supervisory Director of the Company.

12.2	Conflict with New Articles

The Parties agree that in the event of a conflict between the terms of this Agreement and the New Articles, the provisions of this Agreement shall prevail as far as possible between the Parties. The Parties undertake to cause the New Articles to be consistent with this Agreement, and to the extent such is not the case, all Parties undertake, at any Party’s first request, to amend the New Articles in order to make them consistent with this Agreement. If pursuant to law such amendment is not possible, the Parties shall use all their rights to the fullest extent possible in such manner as to give effect to this Agreement. The New Articles shall not be amended in any way if such amendment would cause any explicit rights of the Parties under this Agreement (particularly the rights to dividends and rights to liquidation proceeds as described in Clause 3.4) to be terminated or negatively affected.

12.3	Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter of this Agreement.

12.4	Severability

If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect, and the Parties hereto shall consult with each other in order to replace the invalid or unenforceable provisions by provisions which comply with the objects, wishes and intentions of the Parties as expressed in this Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

12.5	Termination

The Parties acknowledge and agree that this Agreement shall only terminate in the event of an Exit by all Shareholders, and with respect to individual Parties, from the date such Party ceases to hold any Shares.

12.6	Consequences of termination. Survival

Upon termination of this Agreement the provisions of this Agreement shall cease to have effect save in relation to any existing claims which may have arisen prior to termination, and provided, however, that Clause 12.7 (Notices), Clause 12.9 (Confidentiality), Clause 12.15 (Governing Law) and Clause 12.16 (Dispute Resolution) shall survive the termination.

12.7	Notices

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address set out below (or such other address or fax number as the addressee has specified to the other Parties by five (5) days’ prior written notice), provided, that notices shall be delivered by international express courier (such as DHL):

To: Prosensa Holding B.V.

J.H. Oortweg 21

2333 CH Leiden

Attn.: Managing Director

To: ABV IV Holdings N.V.

Landhuis Groot Kwartier

Groot Kwartierweg 12, Curacao

Attn. Managing Director

SHAREHOLDERS AGREEMENT - EXECUTION COPY

CC to:

Abingworth Management Ltd.

Princes House, 38 Jermyn Street

London SW1Y 6DN, UK

Attn.: General Counsel

To: FCPI Capital Croissance 3

c/o Idinvest Partners

117 Avenue des Champs-Elysées

75008 Paris, France

and to:

KLS Partners

507, rue de Monttessuy

F-75340 Paris cedex 07

France

contact@kls-partners.com

To: Gimv NV

Karel Oomsstraat 37

2018 Antwerpen, Belgium

Attn.: Managing Director

To: Arriwan Holding B.V.

Weper 6

8431 RH Oosterwolde

Attn.: Managing Director

SHAREHOLDERS AGREEMENT - EXECUTION COPY

To: Cure Duchenne

3334 East Coast Hwy., # 157

Corona del Mar

CA 92625, United States of America

Attn.: President

To: Dordtwijck I B.V.

Groot Haesebroekseweg 49

2243 EE Wassenaar

Attn.: Managing Director

To: LSP III Omni Investment Coöperatief U.A.

Johannes Vermeerplein 9

1071 DV Amsterdam

Attn.: Managing Director

To: Coöperatief LSP IV U.A.

Johannes Vermeerplein 9

1071 DV Amsterdam

Attn.: Managing Director

SHAREHOLDERS AGREEMENT - EXECUTION COPY

To: MedSciences Prosensa Holding B.V.

Beethovenstraat 300

1077 WZ Amsterdam

Attn.: Managing Director

To: FCPI Allianz Innovation 8

c/o Idinvest Partners

117 Avenue des Champs-Elysées

75008 Paris, France

and to:

KLS Partners

507, rue de Monttessuy

F-75340 Paris cedex 07

France

contact@kls-partners.com

To: FCPI Objectif Innovation Patrimoine 3

c/o Idinvest Partners

117 Avenue des Champs-Elysées

75008 Paris, France

and to:

KLS Partners

507, rue de Monttessuy

F-75340 Paris cedex 07

France

contact@kls-partners.com

SHAREHOLDERS AGREEMENT - EXECUTION COPY

To: Adviesbeheer Gimv Life Sciences 2007 NV

Karel Oomsstraat 37

2018 Antwerpen. Belgium

Attn.: Managing Director

To: Charley’s Fund, Inc.

P.O. Box 83

Stockbridge

MA 01230, United States of America

Attn.: President

To: Mrs. C.M. van den Brink

Kruislaan 184

1098 SK Amsterdam

To: Mr. G.J. Platenburg

Wijngaardenlaan 56

2252 XR Voorschoten

To: Libertatis Ergo Holding B.V.

Rijnsburgerweg 10

SHAREHOLDERS AGREEMENT - EXECUTION COPY

2333 AA Leiden

Attn.: Managing Director

To: Mrs. E.M.H.C. van Boom – Husken

Pieter de Hoochlaan 14

2343 CR Oegstgeest

To: Mr. P.F. Ekhart

Niersstraat 61-I

1078 VJ Amsterdam

To: Stichting Administratiekantoor Prosensa Holding

Wassenaarseweg 72

2333 AL Leiden

Attn. Managing Director

To: Mr. C.J.P.M. van Megen

Kruislaan 184

1098 SK Amsterdam

To: Mr. H.L. Heijneker

2244 Steiner Street

San Francisco

CA 941 15, United States of America

SHAREHOLDERS AGREEMENT - EXECUTION COPY

To: Mr. D.J. Ellens

Kriesbaumen 288

CH 3157 Milken, Switzerland

To: New Enterprise Associates

c/o New Enterprise Associates

1954 Greenspring Drive, Suite 600

Timonium MD 21093

Attn: Louis Citron

Each Party will give written notice of any change in its address above to the other Parties.

Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; or (b) if given or made by fax, when dispatched.

12.8	Restrictions on announcements

Each of the Parties, hereto undertake that it will not (save as required by law) make any announcement in connection with this Agreement or with respect to other Parties, unless the Investors and the Company have given their written consent to such announcement (which consent may not be unreasonably and may be given either generally or in a specific case or cases and may be subject to conditions).

12.9	Confidential information

Non-disclosure.

The Parties undertake that they shall treat as strictly confidential any and all data and information, whether provided orally, in writing or electronically, received or obtained by them or their employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of each of the

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Parties or the Company and its subsidiaries, whether or not marked or expressly stated as “confidential” (the “Confidential Information”) and that they will not at any time hereafter make use of or disclose or divulge to any person any such Confidential Information and shall use their best endeavours to prevent the publication or disclosure of any such information. The Parties acknowledge that they have received Confidential Information with regard to the Company and its subsidiaries during the review process and negotiations leading up to this Agreement and that such information may not be used for any other purposes.

In addition, each Party confirms that it will respect and protect any rights of the Company and its future subsidiaries related to the latter’s know-how, patents and other intellectual property rights (whether registered or unregistered). The previous sentence does not provide a right of action by any Party other than the Company.

Exceptions.

The restrictions contained in this Clause 12.9 shall not apply so as to prevent the Parties from making any disclosure (i) to the Shareholders of the Company. (ii) with regard to customary information to the investors of the Investors, (iii) as otherwise required by law, or as required by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the relevant Party is subject; or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Clause shall apply to and the Parties shall procure that they apply to, and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall said restrictions apply in respect of any information which collies into the public domain other than by a breach of this Clause by any of the Parties.

12.10	Amendments

No amendment or variation of this Agreement shall be effective unless it is made or confirmed in a written document signed by all of the Parties.

12.11	Conflicts of interests

Notwithstanding anything contained in this Agreement, no Shareholder, Supervisory Director or Supervisory Board observer shall receive any relevant Confidential Information from the Company as soon as he, or the person represented by him and/or at whose nomination/recommendation he has been appointed has a conflict of interest with the Company. Such conflicts of interest could arise, for example, in case the person who nominated a Supervisory Director is involved in a potential acquisition of the Company or a substantial portion of its assets, or in case a Shareholder acquires an interest in another

SHAREHOLDERS AGREEMENT - EXECUTION COPY

company that directly competes with the Company by using similar technology or wishes to set up a competing business by using similar technology as used by the Company. In case a (potential) conflict of interest arises, the involved person shall report such fact to the Chairman of the Supervisor) Board and shall provide all relevant information. The Chairman of the Supervisory Board shall then assess whether and, if so, to which extent Confidential Information shall henceforth be withheld from the involved person.

12.12	Assignment

Except as expressly contemplated in this Agreement, none of the Parties shall be entitled to assign or transfer its rights and/or obligations under this Agreement to any Third Party without the prior written consent of the other Parties.

12.13	No partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Shareholders and/or between any of them and the Company nor constitute any Party the agent of any other for any purpose.

12.14	Language

The language of this Agreement and the transactions envisaged by it is English and all notices, demands, requests, statements, certificates or other documents or communications issued pursuant to, or which relate to, this Agreement shall be in English.

12.15	Governing law

This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

12.16	Dispute resolution

All disputes arising in connection with this Agreement, or further agreements or contracts resulting thereof, shall in first instance be referred exclusively to the Court of Amsterdam.

12.17	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

IN WITNESS WHEREOF this Agreement was signed in the manner set out below.

– signature pages to follow –

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Prosensa Holding B.V.			Prosensa Holding B.V.

By:	Berndt Modig		By:
Title:	CFO		Title:
Date:	13 January	2012	Date:	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Martijn Kleijwegt			/s/ RR Kuijten

LSP III Omni Investment Coöperatief U.A.			LSP III Omni Investment Coöperatief U.A.

By:	LSP III Management B.V.		By:	LSP III Management B.V.

By:	M. Kleijwegt		By:	RR Kuijten
Title:	Managing Director		Title:	Managing Director
Date:	13 January	2012	Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Martijn Kleijwegt			/s/ RR Kuijten

Coöperatief LSP IV U.A.			Coöperatief LSP IV U.A.

By:	LSP IV Management B.V.		By:	LSP IV Management B.V.
Title:	Managing Director		Title:	Managing Director
Date:	13 January	2012	Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Sonja Hartsuijker

ABV IV Holdings N.V.

By:	Sonja Hartsuijker
Title:	Managing Director
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

MedSciences Prosensa Holding B.V.			MedSciences Prosensa Holding B.V.

By:	MedSciences Capital Management B.V.		By:	MedSciences Capital Management B.V.

By:	Kempen Capital Management N.V.		By:	Kempen Capital Management N.V.

By:	/s/ Paul Gerla		By:
Title:	Managing Director		Title:
Date:	13 January	2012	Date:	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Benoist Grossman			/s/ Benoist Grossman

FCPI Allianz Innovation 8			FCPI Capital Croissance 3

By:	Idinvest Partners		By:	Idinvest Partners

By:	Benoist Grossman		By:	Benoist Grossman
Title:	Managing Partner		Title:	Managing Partner
Date:	13 January	2012	Date:	13 January	2012

/s/ Benoist Grossman

FCPI Objectif Innovation Patrimoine 3

By:	Benoist Grossman
Title:	Managing Partner
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Alex Brabers		/s/ Edmond Bastijns

Gimv NV		Gimv NV

By:	Alex Brabers	By:	Edmond Bastijns
Title:	Gimv Partner	Title:	Gimv Partner
Date:	13 January 2012	Date:	13 January 2012

/s/ Alex Brabers		/s/ Edmond Bastijns

Adviesbeheer Gimv Life Sciences 2007 NV		Adviesbeheer Gimv Life Sciences 2007 NV

By:	Alex Brabers	By:	Edmond Bastijns
Title:	Gimv Partner	Title:	Gimv Partner
Date:	13 January 2012	Date:	13 January 2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Arriwan Holding B.V.

By:	Berndt Modig
Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Cure Duchenne

By:	Berndt Modig
Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Charley’s Fund Inc.

By:	Berndt Modig
Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Dordtwijck I B.V.

By:	Berndt Modig
Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

C.M. van den Brink

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Libertatis Ergo Holding B.V.

By:	Berndt Modig
Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

G.J. Platenburg

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

E.M.H.C. van Boom-Husken

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

P.F. Ekhart

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

C.J.P.M. van Megen

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

D.J. Ellens

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

H.L. Heijneker

[By:	Berndt Modig	]

Title:	Representative
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

/s/ Berndt Modig

Stichting Administratiekantoor Prosensa Holding			Stichting Administratiekantoor Prosensa Holding

By:	Berndt Modig		By:
Title:	Representative		Title:
Date:	13 January	2012	Date:	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

New Enterprise Associates 13, L.P.

By:	NEA Partners 13, Limited Partnership, its general partner

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Louis A. Citron
Title:	Chief Legal Officer
Date:	13 January	2012

Signature page shareholders agreement amendment no. 2, 2012.

This shareholders agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors as defined in the 2012 Subscription Agreement.

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Schedule 1.1

[Prosensa Shareholders Agreement]

Definitions

The below capitalized terms used in the Shareholders Agreement shall have the meaning as set forth opposite such term or as defined in the article of the Shareholders Agreement mentioned opposite such term.

2008 First Installment Shares	pre-amble

2008 Second Installment Shares	pre-amble

2008 Shareholders Agreement	pre-amble

2008 Subscription Agreement	pre-amble

2010 AGM	as defined and described in Clause 11.1

2010 Shareholders Agreement	pre-amble

2011 Subscription Agreement	pre-amble

A – Shareholders	as defined and described in Clause 3.4.2.1

A&B Down Round	as defined and described in Clause 3.4.4

AB – Shareholders	as defined and described in Clause 3.4.2.1

ABV Holdings NV	see Parties

Adviesbeheer NV	see Parties

Agreement	this Shareholders Agreement

Anti-Dilution Protection	as defined and described in Clause 3.4.4

Arriwan BV	see Parties

B-Shareholders	as defined and described in Clause 3.4.2.1

SHAREHOLDERS AGREEMENT - EXECUTION COPY

B Down Round	as defined and described in Clause 3.4.4

Boom	see Parties

Brink	see Parties

Business	pre-amble

Charley’s Fund	see Parties

Class A Meeting	as defined and described in Clause 7.7

Class AB Liquidation Proceeds	as defined and described in Clause 3.4.2.1

Class AB Meeting Approval Matters	as defined and described in Clause 7.7

Class AB Meeting	as defined and described in Clause 3.4.1

Class AB Shares	as defined and described in Clause 3.1

Class B Meeting	as defined and described in Clause 3.4.3.1

Class O Liquidation Proceeds	as defined and described in Clause 3.4.2.2

Common Meeting	as defined and described in Clause 9.1

Common-Shareholders	as defined and described in Clause 3.4.2.2

Company	see Parties

Confidential Information	as defined and described in Clause 12.9

Conversion Price	as defined and described in Clause 3.4.3.2

Conversion Rate	as defined and described in Clause 3.4.3.2

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Cpa	as defined and described in Clause 3.4.4

CPb	as defined and described in Clause 3.4.4

Cure Duchenne	see Parties

Defaulting Investor	as defined and described in Clause 2.3

Dilutive Price	as defined and described in Clause 3.4.4

Dordtwijck BV	see Parties

Drag Along Notice	as defined and described in Clause 6.5

Drag Along Right	as defined and described in Clause 6.5

Ekhart	see Parties

Ellens	see Parties

Exercise Notice	as defined and described in Clause 6.3

Exit	as defined and described in Clause 10.1

FCPI 8	see Parties

FCPI Croissance	see Parties

FCPI Patrimoine	see Parties

General Meeting	the general meeting of shareholders of the Company

GIMV NV	see Parties

GIMV Parties	see Parties

Heijneker	see Parties

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Idinvest Funds	see Parties

Incentive Plans	as defined and described in Clause 2.2

Incentive Shares	as defined and described in Clause 2.2

Indirect Shareholders	as defined and described in Clause 6.7

Initial Consideration	as defined and described in Clause 3.4.2.4

IPO	as defined and described in Clause 3.4.3.1

Libertatis BV	see Parties

Liquidation Event	as defined and described in Clause 3.4.2.1

LSP III Omni	see Parties

LSP IV	see Parties

Management Board	the management board of the Company

MedSciences BV	see Parties

Megen	see Parties

New Articles	as defined and described in Clause 2.1

O-Shareholders	as defined and described in Clause 3.4.2.2

Offer/Offered Shares	as defined and described in Clause 6.3

Offerees	as defined and described in Clause 6.3

Original Issue Price	as defined and described in Clause 3.4.2.1

P-Shareholders	as defined and described in Clause 6.4

Party/Parties	the party/parties of this Shareholders Agreement

SHAREHOLDERS AGREEMENT - EXECUTION COPY

Platenburg	see parties

Preferred Shares	as defined and described in Clause 3.1

Proposed Purchaser	as defined and described in Clause 6.3

Proposed Sale	As defined in Clause 6.5

Proposed Seller	as defined and described in Clause 6.3

Remaining Liquidation Proceeds	as defined and described in Clause 3.4.2.3

Remaining Shares	as defined and described in Clause 6.3

Right of First Refusal	as defined and described in Clause 6.3

Sale Notice	as defined and described in Clause 6.3

Series B Round	pre-amble

Shares	as defined and described in Clause 3.1

Shareholders	pre-amble

Stichting AK	see Parties

Subscription Agreement	pre-amble

Subsidiaries	pre-amble

Supervisory Board Approval Matters	as defined and described in Clause 7.6

Tag-along Notice	as defined and described in Clause 6.4

Tag-along Right	as defined and described in Clause 6.4

Tranche 2 Completion Date	as defined and described in Clause 2.3

Tranche 2 Issue	as defined and described in Clause 2.3

Transferee	as defined and described in Clause 6.2

Transferor	as defined and described in Clause 6.2